Exhibit 99.1

News Release
Contact information:
John A. Jordan
Senior Director, Corporate Communications
617-299-2852

ALTUS PHARMACEUTICALS APPOINTS SHIRE EXECUTIVE
DAVID PENDERGAST TO BOARD OF DIRECTORS

CAMBRIDGE, Mass. – November 21, 2006 — Altus Pharmaceuticals Inc. (NASDAQ: ALTU), a biopharmaceutical company focused on oral and injectable protein therapeutics for patients with gastrointestinal and metabolic disorders, today announced the appointment of David D. Pendergast, Ph.D., to its Board of Directors. Dr. Pendergast, who is President, Human Genetics Therapies, at Shire Pharmaceuticals plc, brings over 30 years of experience in pharmaceutical development and corporate operations.

In his current position at Shire, Dr. Pendergast is responsible for the discovery, development, manufacture and commercialization of protein therapeutics. He is also a member of Shire’s Management Committee, which reports to the board of the directors and is responsible for strategic direction, corporate governance and operational performance. Dr. Pendergast previously served as Shire’s Executive Vice President and General Manager, Human Genetics Therapies.

“David’s extensive prior work with protein therapeutics makes him an ideal addition to Altus’ Board as we continue with the late-stage clinical development of our oral enzyme replacement therapy for pancreatic insufficiency, ALTU-135, and our once-per-week formulation of human growth hormone, ALTU-238,” said Sheldon Berkle, President and CEO of Altus Pharmaceuticals. “In addition, his experience in clinical and regulatory affairs, quality assurance and manufacturing, and commercial operations will be valuable as we work to advance our product candidates toward regulatory filings and commercialization.”

Prior to joining Shire, Dr. Pendergast served as Chief Executive Officer of Transkaryotic Therapies, Inc. (acquired by Shire in 2005), where he managed the company during the acquisition; Chief Operating Officer, where he oversaw operational functions ranging from discovery to commercialization of protein therapies; and Executive Vice President, Technical Operations, where he was responsible for manufacturing, process development, quality, and engineering. Dr. Pendergast was also previously Vice President of Product Development and Quality at Biogen Inc. (now Biogen Idec) and held senior positions at Fisons Ltd. Pharmaceutical Division and at The Upjohn Company (now part of Pfizer). He holds a Ph.D. in Pharmacy and M.S. in Chemistry from University of Wisconsin and a B.A. in Chemistry/Math from Western Michigan University.

Altus Adds to Board of Directors/2

About Altus Pharmaceuticals Inc.
Altus Pharmaceuticals, headquartered in Cambridge, MA, is a biopharmaceutical company focused on the development and commercialization of oral and injectable protein therapeutics for patients with gastrointestinal and metabolic disorders. The company is listed on the NASDAQ Global Market under the symbol ALTU. For additional information about the company, please visit http://www.altus.com.

Safe Harbor Statement
Certain statements in this news release concerning Altus Pharmaceuticals’ business are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, those relating to the late-stage clinical development of ALTU-135 and ALTU-238 and the advancement of Altus Pharmaceuticals’ product candidates toward regulatory filings and commercialization. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Altus Pharmaceuticals might make or by known or unknown risks and uncertainties, including, but not limited to uncertainties as to the future success of ongoing and planned clinical trials; regulatory approvals; the possibility that results demonstrated in earlier pre-clinical and clinical trials may not be achieved in later-stage trials; and the unproven safety and efficacy of products under development. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in Altus Pharmaceuticals’ reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as may be updated in its quarterly and current reports. However, Altus Pharmaceuticals undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise.

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